SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2007

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas		77002
(Address of principal executive		(Zip code)
offices)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Index to Exhibits
Second Supplement to Note Purchase Agreements
Second Amendment to Note Purchase Agreements
Form of Series E Note
Amended and Restated Credit Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
          Please see the disclosure below under Item 2.03, which disclosure is incorporated into this Item 1.01, relating to agreements entered into in connection with the issuance of $225 million of Series E Senior Notes by NRP (Operating) LLC, as well as the amendment of NRP Operating’s revolving credit facility.
Item 2.03. Creation of a Direct Financial Obligation.
Issuance of Senior Notes
          On March 28, 2007, NRP (Operating) LLC, a wholly owned subsidiary of Natural Resource Partners L.P., entered into a Second Supplement to Note Purchase Agreements with several note purchasers. The Second Supplement relates to the issuance of $225 million of 5.82% Series E Senior Notes that mature on March 28, 2024. The proceeds from the issuance of the notes were used to pay down the debt outstanding under NRP Operating’s revolving credit facility.
          The senior notes have an average life of approximately 10 years and will be interest only for the first two years. Beginning March 28, 2010, NRP Operating will make annual principal payments on the senior notes of approximately $15 million. Other than the maturity and the payment schedule, the senior notes have covenants and other terms that are substantially identical to the Series A, B, C and D Senior Notes that NRP Operating has previously issued. The Series E Senior Notes are unsecured and are guaranteed by subsidiaries of NRP Operating.
          In connection with the issuance of the senior notes, NRP Operating entered into a Second Amendment, dated March 28, 2007, to Note Purchase Agreements dated as of June 19, 2003.
          The Second Supplement to Note Purchase Agreements is attached to this Form 8-K as Exhibit 4.1 and the Second Amendment to Note Purchase Agreements is attached to this Form 8-K as Exhibit 4.2. The press release announcing the issuance of the notes is attached to this Form 8-K as Exhibit 99.1.
Amendment to Credit Agreement
          On March 28, 2007, NRP (Operating) LLC entered into an amendment to its 5-year, $300 million revolving credit facility with Citigroup Global Markets, Inc. and Wachovia Capital Markets, LLC as joint lead arrangers and joint bookrunners. The amendment lowers the borrowing costs and commitment fees payable under the facility, and extends the term of the credit facility by two years to 2012 with separate options to request one year extensions past that date. The amendment includes an option to increase the borrowing capacity under the credit facility up to a maximum of $450 million.

          Indebtedness under the amended revolving credit facility bears interest, at our option, at either:
•	the higher of the federal funds rate plus an applicable margin ranging from 0.00% to 0.50% or the prime rate as announced by the agent bank; or

•	at a rate equal to LIBOR plus an applicable margin ranging from 0.45% to 1.50%.
          We will incur a commitment fee on the unused portion of the revolving credit facility at a rate ranging from 0.10% to 0.30% per annum.
          Some of the lenders and their affiliates have performed investment banking, financial advisory and other commercial services for us in the ordinary course of business from time to time for which they have received customary fees and expenses.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

4.1	Second Supplement to Note Purchase Agreements, dated as of March 28, 2007 among NRP (Operating) LLC and the purchasers signatory thereto.

4.2	Second Amendment, dated as of March 28, 2007, to Note Purchase Agreements dated as of June 19, 2003 among NRP (Operating) LLC and the purchasers signatory thereto.

4.3	Form of Series E Note

10.1	Amended and Restated Credit Agreement, dated as of March 28, 2007.

99.1	Natural Resource Partners L.P. press release dated as of March 29, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan Wyatt L. Hogan
Vice President and General Counsel
          Dated: March 29, 2007

Index to Exhibits
4.1	Second Supplement to Note Purchase Agreements, dated as of March 28, 2007 among NRP (Operating) LLC and the purchasers signatory thereto.

4.2	Second Amendment, dated as of March 28, 2007, to Note Purchase Agreements dated as of June 19, 2003 among NRP (Operating) LLC and the purchasers signatory thereto.

4.3	Form of Series E Note

10.1	Amended and Restated Credit Agreement, dated as of March 28, 2007.

99.1	Natural Resource Partners L.P. press release dated as of March 29, 2007.